As filed with the Securities and Exchange Commission on November 30, 2018
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2540145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2500 Bee Cave Road, Bidg One, Suite 200, Rollingwood, Texas	78746
(Address of principal executive offices)	(Zip code)
EZCORP, INC. 2010 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary
EZCORP, Inc.
2500 Bee Cave Road, Building One, Suite 200
Rollingwood, Texas 78746
(Name and address of agent for service)
(512) 314-3400
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A Non-Voting Common Stock, par value, $0.01 per share	400,000 (2)	$9.22	$3,688,000	$447

(1)
Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Non-Voting Common Stock reported on The NASDAQ Stock Market on November 27, 2018.

(2)    Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of Class A Non-Voting Common Stock as may become issuable pursuant to the antidilution provisions of the EZCORP, Inc. 2010 Long-Term Incentive Plan.

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:
On October 10, 2013, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-191677) (the “Prior Registration Statement”) relating to shares of the Registrant’s common stock to be issued pursuant to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the “Incentive Plan”), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Incentive Plan. The contents of the Prior Registration Statement are incorporated hereby by reference.
The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
5.1*	Opinion of legal counsel
10.1
Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective November 28, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 29, 2018, Commission File No. 0-19424)

23.1*	Consent of BDO USA, LLP
23.2*	Consent of legal counsel (included in Exhibit 5.1)
24.1*	Power of attorney (set forth on signature page)
* Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 30, 2018.

EZCORP, Inc.
By:	/s/ Stuart I. Grimshaw
Stuart I. Grimshaw, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Stuart I. Grimshaw	Chief Executive Officer and Director	November 30, 2018
Stuart I. Grimshaw	(principal executive officer)

/s/ Daniel M. Chism	Chief Financial Officer	November 30, 2018
Daniel M. Chism	(principal financial officer)

/s/ David McGuire	Deputy Chief Financial Officer and Chief	November 30, 2018
David McGuire	Accounting Officer
(principal accounting officer)

/s/ Lachlan P. Given	Executive Chairman of the Board	November 30, 2018
Lachlan P. Given

/s/ Matthew W. Appel	Director	November 30, 2018
Matthew W. Appel

/s/ Santiago Creel Miranda	Director	November 30, 2018
Santiago Creel Miranda

/s/ Peter Cumins	Director	November 30, 2018
Peter Cumins

/s/ Pablo Lagos Espinosa	Director	November 30, 2018
Pablo Lagos Espinosa

/s/ Joseph L. Rotunda	Chief Operating Officer and Director	November 30, 2018
Joseph L. Rotunda